Exhibit 107

Calculation of Filing Fee Tables

FORM F-1

(Form Type)

AUSTRALIAN OILSEEDS HOLDINGS LIMITED

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Title of each Class of Securities to be Registered	Fee calculation rule		Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Ordinary Shares, par value $.0001 per share (Secondary Offering)(1)	457	(c)	165,000	$0.81	$133,650	0.00013810	$18.46
Total Offering Amounts						$133,650		$18.46
Total Fees Previously Paid								$--
Total Fee Offset								$18.46
Net Fees Due								$0

(1)	Pursuant to Rule 457(a) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price is $0.81 per share, which is the average of the high and low prices of the Ordinary Shares on December 3, 2025 on Nasdaq.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	Australian Oilseeds Holdings Limited	S-1	333-286567	04/15/2025	06/23/2025	$18.46	Equity	Class A Ordinary Shares	859,391	50,902,360.55

Fee Offset Sources(1)	Australian Oilseeds Holdings Limited	S-1	333-286567		04/15/2025						$7,793.15

Rule 457(p)

Fee Offset Claims

Fee Offset Source

Explanation of the basis for claimed offset:

(1)	The Registrant previously paid registration fees to register 859,391 Ordinary Shares under a Registration Statement on Form S-1 (File No. 333-286567) (the “Prior Registration Statement”) plus up to $50,000,000 worth of Ordinary Shares of an undetermined amount. The Registrant withdrew this Form S-1. None of the selling shareholders identified in the Prior Registration Statement have sold their Ordinary Shares. The Registrant is seeking to register 165,000 Ordinary Shares under a Registration Statement on Form F-1. As such, there remains 859,391 unsold Ordinary Shares under the Prior Registration Statement plus up to $50,000,000 worth of Ordinary Shares of an undetermined amount. The Registrant is therefore claiming the full filing fee of $7,793.15 as a fee offset related to the 859,391 Ordinary Shares.